Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Krishna Shankar Head of Investor Relations Phone: (408) 574-6995 E-mail: krishna.shankar@idt.com	Krista Pavlakos IDT Director, Communications Phone: (408) 574-6640 E-mail: krista.pavlakos@idt.com

IDT REPORTS FISCAL 2018 Q3 FINANCIAL RESULTS
Q3 FY18 Revenue of $217.1 M,
Q3 FY18 GAAP Diluted loss per share of $0.51 including one-time tax effect of new tax laws,
Q3 FY18 Non-GAAP Diluted EPS of $0.42 excluding one-time tax impact

SAN JOSE, Calif., January 29, 2018 - Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI) today announced results for the fiscal third quarter 2018, ended December 31, 2017.

“Third quarter fiscal 2018 revenues totaled $217.1 million, six percent higher sequentially, and 23 percent higher than the year ago period. Strength in the quarter was driven primarily by increasing demand for products in our high-performance compute and automotive/industrial end markets, ” said Greg Waters, President and Chief Executive Officer. “We expect product cycles in our consumer end market to kick in during our fiscal fourth quarter, driving total company growth beyond normal seasonality”.

Recent Business Highlights - Auto and Industrial

•
IDT’s Auto and Industrial business continues to expand. New product releases in sensor signal conditioners, position sensors, and custom products are all delivering growth and strong design in traction.

•
IDT announced a new family of gas sensors that provide better sensitivity, stability, and selectivity improvements over many competing solutions. These qualities are ideal for demanding industrial applications, where low-level gas detection, long service life, and accurate readings are critical for next-generation platforms and proper system operation.

•
IDT announced the addition of a family of relative humidity (RH) sensor ICs to its fast-growing portfolio of advanced sensor products. IDT's humidity sensors offer high accuracy with the fastest measurement response time of comparable devices currently on the market.

•
Combining our wireless power and advanced sensor technology capabilities, IDT introduced the SDAWIR0x wireless sensor hub evaluation kit, which wirelessly connects IDT’s high-performance humidity, temperature and flow sensors in the latest industrial IoT, smart home, connected appliances, fluid metering and control and environmental monitoring applications.  Up to one hundred of these sensor modules can be connected to a single Wi-Fi hub; or

thousands in a full mesh network making it ideal for a wide variety of connected devices requiring real-time temperature, humidity and flow data, such as smart thermostats, smart refrigerators, environmental weather stations, pumps and metering equipment and medical infusion pumps and CPAPs*.
Recent Business Highlights - Consumer

•
LG Electronics and IDT have partnered on the world’s first implementation of Qi wireless charging Extended Power Profile (EPP) in a flagship smartphone, the LG V30, which enables safe, wireless fast charging capability. We believe that IDT is well positoned to be a leader in the Qi/EPP platfom with support for 5W to 15W charging, which will be the preferred standard for Automotive Wireless Power adoption.

•	IDT announced the commencement of production shipments of wireless power products to a major new Japanese smartphone OEM.

Recent Business Highlights - Communications & Computing

•
IDT introduced an integrated IEEE 1588 timing platform and software for a variety of Cavium System on Chip solutions. We believe that our IEEE 1588 timing platforms and software are well positioned for fast-growing end markets in data centers, high-performance computing, storage, networking, wireless 4G/5G mobile networks, industrial automation applications, and next-generation video production/transmission networks.

•
IDT announced that Qualcomm Datacenter Technologies, a subsidiary of Qualcomm Technologies, Inc., will use IDT’s second generation DDR4 chipset with the Qualcomm Centriq™ 2400 processor. This chipset includes the IDT 4RCD0229K register, 4DB0226KB data buffer and TSE2004 temperature sensor.

•
IDT introduced its new 8SLVS1118 buffer, the industry’s first with 18 outputs and the lowest additive jitter in its class. This combination of 18 outputs - two more than its nearest competitors - and best-in-class additive jitter performance make the 8SLVS1118 ideal for current and emerging telecommunication, industrial and medical applications that have critical timing requirements necessitating well-defined and repeatable clock distribution performance.

The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses and charges, or events which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fiscal third quarter of 2018 was $217.1 million. This compared with $204.4 million reported last quarter, and $176.4 million reported in the same period one year ago.

•
GAAP net loss for the fiscal third quarter of 2018 was $68.2 million, or a loss of $0.51 per diluted share (including a one-time GAAP provision of $101.9 million for the estimated impacts of the Tax Cuts and Jobs Act (“TCJA”), which was enacted on December 22, 2017, discussed further below) versus GAAP net income of $18.7 million or $0.14 per diluted share last quarter, and GAAP net income from continuing operations of $33.4 million or $0.24 per diluted share in the same period one year ago. Fiscal third quarter GAAP results include $10.8 million in acquisition-related and restructuring charges, $13.6 million in stock-based compensation, $3.7 million in non-cash interest expense, $0.4 million in certain unrealized foreign exchange gain and a one-time GAAP provision of $101.9 million for the estimated impacts of the TCJA.

•
The estimated $101.9 million impact of the TCJA includes $10.2 million from the remeasurement of U.S. deferred tax assets and liabilities at lower enacted corporate tax rates and $91.7 million from the tax on deemed repatriation of historical foreign earnings. The net taxes payable (net of tax attributes of approximately $59.1 million) on deemed repatriation of historical foreign earnings is approximately $32.6 million, which will be payable over 8 years starting in the next fiscal year.

•
Non-GAAP net income for the fiscal third quarter of 2018 was $57.6 million or $0.42 per diluted share, compared with non-GAAP net income of $48.2 million or $0.35 per diluted share last quarter, and non-GAAP net income from continuing operations of $49.0 million or $0.35 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal third quarter of 2018 was $128.4 million, or 59.1 percent, compared with GAAP gross profit of $116.8 million or 57.1 percent last quarter, and $104.1 million, or 59.0 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal third quarter of 2018 was $136.6 million, or 62.9 percent, compared with non-GAAP gross profit of $125.5 million, or 61.4 percent last quarter, and $108.7 million, or 61.6 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal third quarter of 2018 was $49.8 million, compared with GAAP R&D expense of $48.7 million last quarter, and $38.2 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal third quarter of 2018 was $42.8 million, compared with non-GAAP R&D expense of $41.3 million last quarter, and $33.5 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal third quarter of 2018 was $40.7 million, compared with GAAP SG&A expense of $44.5 million last quarter, and $32.7 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal third quarter of 2018 was $31.1 million, compared with non-GAAP SG&A expense of $31.2 million last quarter, and $25.7 million in the same period one year ago.

Webcast and Conference Call Information

Investors may listen to the live call at 1:30 p.m. Pacific Time on January 29, 2018 by calling 844-308-4493. The access code is 3787275. Investors may listen to a live or replay webcast of the Company’s quarterly financial conference call at http://ir.idt.com/. The live webcast will begin at 1:30 p.m. Pacific Time on January 29, 2018. The webcast replay will be available after 4:30 p.m. Pacific Time on January 29, 2018 for one week.

IDT’s next regularly scheduled Quiet Period will begin March 19, 2018, during which time IDT representatives will not comment on IDT’s business outlook, financial results or expectations. The Quiet Period will extend until the day when IDT’s fourth quarter fiscal 2018 earnings release is published.

About IDT
Integrated Device Technology, Inc. develops system-level solutions that optimize its customers’ applications. IDT’s market-leading products in RF, timing, wireless power transfer, serial switching, interfaces and sensing solutions are among the company’s broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, YouTube and Google+.

Forward Looking Statements
Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 2, 2017. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
To supplement its consolidated financial results presented in accordance with GAAP, IDT uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with IDT’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by IDT include:
Cost of revenues;
    Gross profit;
Research and development expenses;
Selling, general and administrative expenses;
Interest and other income (expense);
Benefit from (provision for) income taxes;
Operating income;
Net income;
Diluted net income per share; and
Weighted average shares outstanding - diluted

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition-related expense, restructuring and divestiture related costs (gain), share-based compensation expense, results from discontinued operations, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes IDT's financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP to Non-GAAP” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or IDT’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare IDT’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition-related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

•	Acquisition-related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.

•	Fair market value adjustment to acquired inventory sold.

Restructuring-related. Restructuring charges primarily relate to changes in IDT’s infrastructure in efforts to reduce costs and expenses (gains) associated with strategic divestitures and restructuring in force actions. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although IDT has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from IDT’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results. Restructuring-related charges (gains) primarily include:

•	Severance costs directly related to a restructuring action.

•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.

•	Gain on divestiture consists of gains recognized upon the strategic sale of business units.

•	Assets impairments including accelerated depreciation of certain assets no longer in use.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of IDT. Excluding this data allows investors to better compare IDT’s period-over-period performance without such expense, which IDT believes may be useful to the investor community.
Other adjustments primarily include:

•	Stock based compensation expense.

•	Compensation expense (benefit) - deferred compensation, consists of gains and losses on marketable equity securities related to our deferred compensation arrangements.

•	Non-cash interest expense, consists of amortization of issuance cost and accretion of discount related to the convertible notes.

•
Loss (gain) on deferred compensation plan securities represents the changes in the fair value of the assets in a separate trust that is invested in corporate owned life insurance under our deferred compensation plan.

•	Unrealized foreign currency gains and losses resulting from remeasurement of certain non-functional currency account balances.

•
Tax effects of non-GAAP adjustments. Non-GAAP tax calculation is based on estimated cash tax expense and reserves. The Company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance the ability of investors to understand the impact of the Company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense. The one-time tax impacts of the TCJA related to non-current liabilities and deferred tax assets are not reflected in the non-GAAP tax provision.

•
Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Nine Months Ended
	December 31, 2017	October 1, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Revenues	$217,075	$204,398	$176,358	$618,186	$552,545
Cost of revenues	88,690	87,636	72,273	263,001	233,579
Gross profit	128,385	116,762	104,085	355,185	318,966
Operating expenses:
Research and development	49,836	48,742	38,173	147,027	129,571
Selling, general and administrative	40,689	44,485	32,737	127,116	108,968
Total operating expenses	90,525	93,227	70,910	274,143	238,539

Operating income	37,860	23,535	33,175	81,042	80,427
Interest and other expense, net	(5,068)	(4,886)	(3,810)	(13,869)	(8,903)
Income from continuing operations before income taxes	32,792	18,649	29,365	67,173	71,524
Benefit from (provision for) income taxes	(101,033)	31	4,072	(100,020)	7,451

Net income (loss) from continuing operations	(68,241)	18,680	33,437	(32,847)	78,975

Discontinued operations:
Gain from divestiture	—	—	1,385	—	1,385
Provision for income taxes	—	—	87	—	87
Net income from discontinued operations:	—	—	1,298	—	1,298

Net income (loss)	$(68,241)	$18,680	$34,735	$(32,847)	$80,273

Basic net income (loss) per share - continuing operations	$(0.51)	$0.14	$0.25	$(0.25)	$0.59
Basic net income per share - discontinued operations	—	—	0.01	—	0.01
Basic net income (loss) per share	$(0.51)	$0.14	$0.26	$(0.25)	$0.60

Diluted net income (loss) per share - continuing operations	$(0.51)	$0.14	$0.24	$(0.25)	$0.57
Diluted net income per share - discontinued operations	—	—	0.01	—	0.01
Diluted net income (loss) per share	$(0.51)	$0.14	$0.25	$(0.25)	$0.58

Weighted average shares:
Basic	132,689	133,269	133,846	133,087	133,987
Diluted	132,689	136,059	137,167	133,087	137,581

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Nine Months Ended
	December 31, 2017	October 1, 2017	January 1, 2017	December 31, 2017	January 1, 2017
GAAP net income (loss) from continuing operation	$(68,241)	$18,680	$33,437	$(32,847)	$78,975
GAAP diluted net income (loss) per share - continuing operation	$(0.51)	$0.14	$0.24	$(0.25)	$0.57
Acquisition-related:
Amortization of acquisition-related intangibles	9,287	8,963	5,557	27,126	16,578
Acquisition-related costs	—	—	—	2,225	72
Amortization of fair market value adjustment to inventory	1,178	2,011	757	7,270	3,672
Restructuring-related:
Severance costs (benefit)	378	1,637	(216)	2,596	16,723
Facility closure costs	—	2,542	—	2,614	—
Assets impairment and other	—	917	—	2,882	870
Other:
Stock-based compensation expense	13,578	12,950	9,912	38,348	29,608
Non-cash interest expense	3,744	3,695	3,360	11,331	9,936
Asset impairment and other	—	—	—	—	(652)
Loss from divestiture	—	—	710	—	710
Certain unrealized foreign exchange gain	(360)	(754)	—	(2,789)	—
Compensation expense - deferred compensation plan	525	469	262	1,406	1,100
Gain on deferred compensation plan securities	(518)	(443)	(249)	(1,321)	(1,058)
Non-GAAP tax adjustments	98,003	(2,518)	(4,527)	92,144	(8,920)
Non-GAAP net income from continuing operation	$57,574	$48,149	$49,003	$150,985	$147,614
GAAP weighted average shares - diluted	132,689	136,059	137,167	133,087	137,581
Non-GAAP adjustment	5,714	2,780	2,006	5,787	2,168
Non-GAAP weighted average shares - diluted	138,403	138,839	139,173	138,874	139,749
Non-GAAP diluted net income per share - continuing operation	$0.42	$0.35	$0.35	$1.09	$1.06

GAAP gross profit	$128,385	$116,762	$104,085	$355,185	$318,966
Acquisition-related:
Amortization of acquisition-related intangibles	6,127	5,822	3,178	17,631	9,701
Amortization of fair market value adjustment to inventory	1,178	2,011	757	7,270	3,672
Restructuring-related:
Severance costs (benefit)	—	30	(146)	226	2,541
Assets impairment and other	—	—	—	—	336
Other:
Compensation expense - deferred compensation plan	123	110	96	330	403
Stock-based compensation expense	814	764	695	2,210	2,276
Non-GAAP gross profit	$136,627	$125,499	$108,665	$382,852	$337,895

GAAP R&D expenses:	$49,836	$48,742	$38,173	$147,027	$129,571
Restructuring-related:
Severance costs	18	(318)	(225)	(345)	(10,634)
Assets impairment and other	—	(835)	—	(2,800)	(106)
Other:
Compensation expense - deferred compensation plan	(268)	(239)	(102)	(717)	(429)
Stock-based compensation expense	(6,816)	(6,094)	(4,342)	(18,873)	(11,841)
Non-GAAP R&D expenses	$42,770	$41,256	$33,504	$124,292	$106,561

GAAP SG&A expenses:	$40,689	$44,485	$32,737	$127,116	$108,968
Acquisition-related:
Amortization of acquisition-related intangibles	(3,160)	(3,141)	(2,379)	(9,495)	(6,877)
Acquisition-related fees	—	—	—	(2,225)	(72)
Restructuring-related:
Severance costs (benefit)	(396)	(1,289)	295	(2,025)	(3,548)
Facility closure costs	—	(2,542)	—	(2,614)	—
Assets impairment and other	—	(82)	—	(82)	(428)
Other:
Compensation expense - deferred compensation plan	(134)	(120)	(64)	(359)	(268)
Stock-based compensation expense	(5,948)	(6,092)	(4,875)	(17,265)	(15,491)
Non-GAAP SG&A expenses	$31,051	$31,219	$25,714	$93,051	$82,284

GAAP interest and other expense, net	$(5,068)	$(4,886)	$(3,810)	$(13,869)	$(8,903)
Non-cash interest expense	3,744	3,695	3,360	11,331	9,936
Assets impairment and other	—	—	—	—	(652)
Loss from divestiture	—	—	710	—	710
Gain on deferred compensation plan securities	(518)	(443)	(249)	(1,321)	(1,058)
Certain unrealized foreign exchange gain	(360)	(754)	—	(2,789)	—
Non-GAAP interest and other income (expense), net	$(2,202)	$(2,388)	$11	$(6,648)	$33

GAAP benefit from (provision for) income taxes - continuing operation	$(101,033)	$31	$4,072	$(100,020)	$7,451
Non-GAAP tax adjustments	(98,003)	2,518	4,527	(92,144)	8,920
Non-GAAP provision for income taxes - continuing operation	$(3,030)	$(2,487)	$(455)	$(7,876)	$(1,469)
(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of Management’s use of non-GAAP financial measures.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	April 2,
(In thousands)	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$132,800	$214,554
Short-term investments	264,066	191,492
Accounts receivable, net	109,701	89,312
Inventories	63,892	52,288
Prepayments and other current assets	14,590	13,054
Total current assets	585,049	560,700
Property, plant and equipment, net	86,636	80,961
Goodwill	420,117	306,925
Intangible assets, net	196,977	108,818
Deferred tax assets	18,390	85,831
Other assets	61,668	40,399
TOTAL ASSETS	$1,368,837	$1,183,634

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,950	$42,020
Accrued compensation and related expenses	34,055	26,624
Deferred income on shipments to distributors	3,521	1,985
Current portion of bank loan	2,000	—
Other accrued liabilities	22,523	20,205
Total current liabilities	104,049	90,834
Deferred tax liabilities	11,046	13,835
Long-term income tax payable	31,812	867
Convertible notes	295,983	285,541
Long-term bank loan, net	191,368	—
Other long-term liabilities	26,288	18,894
Total liabilities	660,546	409,971
Stockholders' equity	708,291	773,663

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,368,837	$1,183,634